Exhibit 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of TeleTech Holdings, Inc. (the “Company”), each hereby certifies that, to his/her knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarter ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ KENNETH D. TUCHMAN

Kenneth D. Tuchman Chairman and Chief Executive Officer

	By:	/s/ DENNIS J. LACEY

Executive Vice President and Chief Financial Officer

Date: May 5, 2004

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